Exhibit 99.1

NAVISTAR ANNOUNCES ACTIONS DESIGNED TO ENHANCE COMPETITIVE

POSITION, DRIVE PROFITABLE GROWTH AND INCREASE SHAREHOLDER VALUE

LISLE, Ill., August 2, 2012 – Navistar International Corporation (NYSE: NAV) today announced significant actions that build on the company’s previously announced introduction of ICT+ (In-Cylinder Technology Plus) and are designed to enhance the company’s competitive position and drive profitable growth and shareholder value. These actions include:

•	Adopting a U.S. market proven aftertreatment solution to accelerate delivery of ICT+, Navistar’s next generation clean engine solution;

•	A market transition plan for Class 8 engine sales; and

•	Securing a $1.0 billion loan commitment, which further enhances Navistar’s liquidity

Navistar also provided an outlook for fiscal third quarter 2012 and announced it will provide updated guidance on full-year fiscal 2012 when the company releases its third quarter results in September.

“The actions announced today establish a clear path forward for Navistar and position the company to deliver a differentiated product to our customers and provide a platform for generating profitable growth” said Daniel C. Ustian, Navistar chairman, president and CEO.

ICT+ Update

As previously announced, the introduction of ICT+ leverages the advances Navistar has made in clean engine technology, while also providing greater certainty for its customers, dealers, and other key constituents. To accelerate delivery of ICT+, Navistar has entered into a non-binding memorandum of understanding, under which Cummins Emission Solutions would supply its proven urea-based aftertreatment system to Navistar. This would be combined with Navistar’s advanced in-cylinder engine to create ICT+.

Navistar expects that by combining Cummins’ aftertreatment system with its existing MaxxForce engines, its ICT+ will meet 2010 U.S. Environmental Protection Agency (EPA) emissions regulations and position the company to meet greenhouse gas (GHG) rules in advance of 2014 and 2017 requirements. “With this clean engine solution, we are taking the best of both technology paths to provide our customers with the cleanest and most fuel efficient engines and trucks on the market and to meet stringent U.S. emission regulations,” Ustian said.

Market Transition Plan

During the transition to ICT+, Navistar will continue to build and ship current model EPA-compliant trucks in all vehicle classes using appropriate combinations of earned emissions credits and/or non-conformance penalties (NCPs). The company continues to have productive discussions with the EPA and the California Air Resources Board (CARB) regarding its transition to ICT+.

As part of the expanded relationship with Cummins Inc., Navistar plans to offer the Cummins ISX15 engine in certain models, expanding the company’s vehicle lineup and on-highway market opportunity. Navistar plans to introduce the Cummins ISX15 engine as a part of its North American on-highway truck line-up beginning in January 2013 and to begin the introduction of ICT+ in its MaxxForce 13-liter in early 2013.

Financing Commitment & Cash Update

The company anticipates that its manufacturing cash will be between $575 million and $625 million at the end of the third quarter. Additionally, to support these actions and to improve its financial flexibility, Navistar has entered into a firm commitment letter with a group of banks led by JPMorgan Chase Bank, N.A. and Goldman Sachs Lending Partners LLC, and including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse, pursuant to which the banks have committed to provide an up to five year $1.0 billion senior secured term loan. A portion of the proceeds from this financing will be used to pay down the existing borrowings under Navistar’s ABL credit facility.

Business Outlook

Navistar also provided an outlook for fiscal third quarter 2012 and withdrew its full-year fiscal 2012 guidance until the company releases its third quarter results in September, at which time it will provide an updated full-year outlook. The changes reflect the company’s transition to the ICT+ engine solution, its ongoing work with EPA regarding this solution, and uncertainty regarding overall global demand for trucks and engines, particularly in key markets such as India and Brazil.

Navistar’s overall market share for the fiscal third quarter is projected to remain flat: Class 8 at 17-18%; Class 6-7 at 35-36%; and school bus at 48-49%. The company’s third quarter revenues are expected to be $2.8 billion to $3 billion. Navistar expects fiscal third quarter adjusted manufacturing segment profit to be between $15 and $40 million, excluding the impact of the Company’s engineering integration and non-conformance penalties. Including the impact of these charges the manufacturing segment profit is estimated to be between a $15 million loss to $15 million of profit. Navistar expects an adjusted pretax loss of between $115 million and $80 million. Including the impact of the engineering integration and non-conformance penalties Navistar expects a pretax loss of between $145 and $105 million.

“We expect to sustain our current market share through the balance of the year, and with the addition of ICT+ and an expanded model lineup, improve our market share in 2013,” Ustian said. “We expect to return to profitability in the fourth quarter and believe the company will be in a position to improve margins in 2013 as we realize the benefits of our integration and ongoing cost reduction initiatives. We look forward to providing further details of our plan to drive shareholder value on our third quarter results conference call in September.”

Additional Update

The company also disclosed that it has received a formal letter of inquiry from the United States Securities and Exchange Commission requesting additional information related to certain accounting and disclosure matters. Navistar is cooperating fully with this request.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Cautionary Statement Regarding Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section27A of the Securities Act of 1933, as amended, Section21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2011 and quarterly reports for fiscal 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

For further information:

Media Contact: Karen Denning – 331-332-3535

Investor Contact: Heather Kos – 331-332-2406

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below of adjusted pretax loss, manufacturing segment profit (loss), and adjusted manufacturing segment profit are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We believe manufacturing segment profit (loss), which includes the segment profits (losses) of our Truck, Engine, and Parts reporting segments, provides meaningful information of our core manufacturing business and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliation, and to provide an additional measure of performance.

In addition, we believe that adjusted pretax loss and adjusted manufacturing segment profit loss excluding certain items, which are not considered to be part of our ongoing business, improves the comparability of year to year results and is representative of our underlying performance. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Quarterly period ended July 31, 2012 guidance

Adjusted pretax loss reconciliation:

(in millions)	Lower	Upper
Pretax loss	$(145)	$(105)
Plus: Engineering integration costs and charges for non-conformance penalties(A)	30	25

Adjusted pretax loss	$(115)	$(80)

Quarterly period ended July 31, 2012 guidance

Manufacturing segment profit (loss) and adjusted manufacturing segment profit reconciliation:

(in millions)	Lower	Upper
Pretax loss	$(145)	$(105)
Less: Financial services segment profit and Corporate and eliminations	(130)	(120)

Manufacturing segment profit (loss)	(15)	15
Plus: Engineering integration costs and charges for non-conformance penalties(A)	30	25

Adjusted manufacturing segment profit	$15	$40

(A)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations, as well as the relocation of our world headquarters. Charges for non-conformance penalties relate to certain 13L engine sales that did not comply with emission standards.